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                                                                  Exhibit 21.1

                  SUBSIDIARIES OF DAYTON SUPERIOR CORPORATION

             Name                        Jurisdiction of Incorporation
             ----                        -----------------------------

        Dayton Superior Canada Ltd.                 Ontario
        Dur-O-Wal, Inc.                             Delaware
        Dur-O-Wal Limited                           Ontario
        Omni Investors, Inc.                        Delaware
        Symons Corporation                          Delaware

All subsidiaries are wholly-owned, directly or indirectly, by Dayton Superior Corporation.